Exhibit 99.1

For further information, contact:   Gary L. Castagna
                                    Senior Vice President & CFO
                                    847.394.8730

                         AMCOL INTERNATIONAL (NYSE:ACO)
              REPORTS 44 PERCENT INCREASE IN FOURTH QUARTER DILUTED
                          EARNINGS PER SHARE OVER 2005

ARLINGTON HEIGHTS, IL., JANUARY 19, 2007--AMCOL International Corporation (NYSE:ACO) today reported 2006 fourth quarter income from continuing operations of $12.0 million or $0.39 per diluted share, compared with $8.4 million or $0.27 per diluted share in the same prior-year period. The current-year period benefited from a lower effective income tax rate ($0.03 per diluted share).

Net sales from continuing operations rose 16 percent to $155.9 million for the quarter ended December 31, 2006, compared with $134.6 million for the 2005 period. Acquisitions and favorable foreign currency translation represented approximately $8.0 million and $4.3 million, respectively, of the fourth-quarter sales growth. Operating profit from continuing operations improved by 50 percent to $14.1 million over the 2005 period. Current-period operating profit includes earnings from acquisitions and favorable foreign currency translation of $1.6 million and $0.5 million, respectively.

For the twelve-month period ended December 31, 2006, income from continuing operations was $49.7 million, or $1.60 per diluted share, compared with $36.3 million, or $1.18 per diluted share in the same period of 2005. A lower effective tax rate in 2006 accounted for $0.12 per diluted share of the earnings growth. Net income in 2006 was $50.2 million, or $1.62 per diluted share, compared with $41.0 million, or $1.33 per diluted share, in 2005. Net income for the twelve months ended December 31, 2006 and 2005 includes a gain from discontinued operations of $0.02 and $0.15 per diluted share, respectively.

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

AMCOL Q4 2006 EARNINGS
PAGE 2 OF 11

Net sales from continuing operations were $611.6 million for the twelve-month period ended December 31, 2006, compared with $535.9 million in the prior-year period, or an increase of 14 percent. Acquisitions and favorable foreign currency translation represented approximately $16.2 million and $5.5 million, respectively, of the sales growth over 2005. Operating profit for the period was $57.4 million compared with $47.1 million in 2005, or an increase of 22 percent. Current-year operating profit includes earnings from acquisitions and favorable foreign currency translation of $1.7 million and $0.8 million, respectively.

This release should be read in conjunction with the attached unaudited condensed consolidated financial statements. Further discussion of items and events impacting earnings are included in the financial overview.

Larry Washow, AMCOL president and chief executive officer said, "Overall we had another quarter of growth from our traditional operations as well as contributions from recent acquisitions. After considering the effect of an acquisition, our metalcasting sales decreased in the quarter, however, our sales in the Asia-Pacific region continued to expand. Specialty minerals revenues, including our detergent additives product line, also improved." Washow also noted, "The acquisition in October of additional metalcasting operations in the U.S. will position us well to serve this core market."

Washow stated, "Oilfield Services represented an important part of the improvement. Besides continued growth in our base business, the two acquisitions completed this year have integrated well and expanded the product and service portfolio we can offer to our customers."

"Compared to the strong fourth quarter the Environmental segment had in 2005, the segment again had strong sales, offset by somewhat weaker margins. We have seen an impact on margins primarily from our service related businesses but we are encouraged that the Contracting Services Group was a contributor in the fourth quarter" Washow commented.

FINANCIAL OVERVIEW

Fourth Quarter Operating Results

The following table details the consolidated sales growth components in the quarter:

                          BASE                    FOREIGN
                        BUSINESS   ACQUISITIONS   EXCHANGE    TOTAL
                        --------   ------------   --------   -------
Minerals                     0.0%           3.2%       1.4%      4.6%
Environmental                4.7%             -        1.6%      6.3%
Oilfield Services            2.8%           2.8%       0.2%      5.8%
Transportation              -0.9%             -          -      -0.9%
                        --------   ------------   --------   -------
   Total                     6.6%           6.0%       3.2%     15.8%
                        ========   ============   ========   =======

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

AMCOL Q4 2006 EARNINGS
PAGE 3 OF 11

Gross margin for the quarter was 26.8 percent compared with 25.0 percent in the prior-year fourth quarter. The Oilfield Services segment experienced a 460 basis point improvement in gross margin, which accounted for the entire improvement in the consolidated results.

General, selling and administrative expenses were $27.7 million in the 2006 fourth quarter, an increase of $3.5 million or 14 percent over the 2005 period. The Minerals, Environmental and Oilfield Services segments all experienced increases over the 2005 quarter. Higher general operating and amortization expenses in the current quarter and one-time benefits recorded in the 2005 period accounted for the increase in the Minerals segment. The Environmental and Oilfield Services segments reported higher personnel-related costs. Additionally, the Oilfield Services segment recorded amortization of intangible assets associated with acquisitions completed in 2006.

Operating margin for the quarter was 9.0 percent compared with 7.0 percent in the prior-year period. The improvement was principally due to increased profitability in the Oilfield Services segment.

Net interest expense increased by approximately $0.7 million over the prior-year quarter due to higher average debt levels and increased interest rates. The current-year quarter benefited from a one-time adjustment of $0.2 million for interest income received from a loan to one of our equity investments.

The Company's effective tax rate was 14.8 percent for the fourth quarter of 2006 versus 21.1 percent for the same period in 2005. The 2006 period benefited from estimate changes for depletion deductions, state income taxes and a research and development credit, which Congress reenacted in December, 2006.

Income from affiliates and joint ventures contributed approximately $0.03 per diluted share in both reporting periods.

The weighted average number of common and common equivalent shares was 31.0 million and 30.8 million for the quarters ended December 31, 2006 and 2005, respectively.

Financial Position

Long-term debt increased to $112.4 million at December 31, 2006 compared to $34.8 million at December 31, 2005. The increase was primarily due to greater working capital levels, capital expenditures and acquisitions. Debt represented 28 percent of total capitalization at December 31, 2006, compared with 12 percent at December 31, 2005. Cash and cash equivalents were $17.8 million at December 31, 2006 compared with $16.0 million at the end of 2005.

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

AMCOL Q4 2006 EARNINGS
PAGE 4 OF 11

Working capital increased to $173.3 million at December 31, 2006 from $147.9 million at December 31, 2005; our current ratio remained relatively constant.

Cash flow provided by operating activities was $46.8 million for the year-to-date twelve months ended December 31, 2006 as compared with $36.3 million in the prior-year period. Higher net income was the primary contributor to the improvement over the 2005 period.

Capital expenditures amounted to $42.1 million for the year-to-date twelve months ended December 31, 2006, compared with $28.6 million for the same period in 2005. The increase is primarily due to investments within the Minerals segment manufacturing plants. The Company expended $63.2 million for acquisitions in the 2006 period, including approximately $30.6 million in the fourth quarter for a business included in the Oilfield Services segment and $20.5 million for a metalcasting business in the U.S.

During the fourth quarter of 2006, we did not repurchase any shares of common stock.

This release contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission.

AMCOL International, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Ameri-co Logistics, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO. AMCOL's web address is www.amcol.com. AMCOL's fourth quarter conference call will be available live today at 11 a.m. EDT on the AMCOL website.

Financial tables follow.

                         AMCOL INTERNATIONAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (In thousands, except per share data)

                                                  TWELVE MONTHS ENDED       THREE MONTHS ENDED
                                                      DECEMBER 31,              DECEMBER 31,
                                                -----------------------   -----------------------
                                                   2006         2005         2006         2005
                                                ----------   ----------   ----------   ----------
CONTINUING OPERATIONS:
Net sales                                       $  611,556   $  535,924   $  155,919   $  134,602
Cost of sales                                      452,090      397,901      114,095      100,924
                                                ----------   ----------   ----------   ----------
   Gross profit                                    159,466      138,023       41,824       33,678

General, selling and administrative expenses       102,078       90,947       27,719       24,257
                                                ----------   ----------   ----------   ----------
   Operating profit                                 57,388       47,076       14,105        9,421
                                                ----------   ----------   ----------   ----------
OTHER INCOME (EXPENSE):
   Interest expense, net                            (2,951)      (1,660)      (1,116)        (465)
   Other, net                                          231         (393)         (28)         438
                                                ----------   ----------   ----------   ----------
                                                    (2,720)      (2,053)      (1,144)         (27)
                                                ----------   ----------   ----------   ----------

   Income before income taxes and income from
    affiliates and joint ventures                   54,668       45,023       12,961        9,394
Income tax expense (benefit)                        10,425       11,645        1,920        1,986
                                                ----------   ----------   ----------   ----------
   Income before income from affiliates and
    joint ventures                                  44,243       33,378       11,041        7,408

Income from affiliates and joint ventures            5,420        2,912          958          970
                                                ----------   ----------   ----------   ----------
Income from continuing operations                   49,663       36,290       11,999        8,378

Discontinued Operations:                               585        4,755            -            -
                                                ----------   ----------   ----------   ----------
   Income from discontinued operations                 585        4,755            -            -
                                                ----------   ----------   ----------   ----------
Net income                                      $   50,248   $   41,045   $   11,999   $    8,378
                                                ==========   ==========   ==========   ==========

Weighted average common shares outstanding          30,054       29,525       30,071       29,633
                                                ==========   ==========   ==========   ==========

Weighted average common and common equivalent
 shares outstanding                                 31,026       30,803       30,973       30,772
                                                ==========   ==========   ==========   ==========

BASIC EARNINGS PER SHARE:
   Continuing operations                        $     1.65   $     1.23   $     0.40   $     0.28
   Discontinued operations                            0.02         0.16            -            -
                                                ----------   ----------   ----------   ----------
Basic earnings per share                        $     1.67   $     1.39   $     0.40   $     0.28
                                                ==========   ==========   ==========   ==========

DILUTED EARNINGS PER SHARE:
   Continuing operations                        $     1.60   $     1.18   $     0.39   $     0.27
   Discontinued operations                            0.02         0.15            -            -
                                                ----------   ----------   ----------   ----------
Diluted earnings per share                      $     1.62   $     1.33   $     0.39   $     0.27
                                                ==========   ==========   ==========   ==========

Dividends declared per share                    $     0.49   $     0.38   $     0.14   $     0.10
                                                ==========   ==========   ==========   ==========

                          AMCOL INTERNATIONAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      2006           2005
                                                                  ------------   ------------
                                                                   (unaudited)        *
ASSETS
  Current assets:
     Cash                                                         $     17,805   $     15,997
     Accounts receivable, net                                          133,432        101,725
     Inventories                                                        84,612         75,455
     Prepaid expenses                                                   10,142          9,068
     Current deferred tax assets                                         4,648          3,698
     Income taxes receivable                                                 -          4,864
     Other                                                               1,045            402
                                                                  ------------   ------------
        Total current assets                                           251,684        211,209
                                                                  ------------   ------------
  Investments in and advances to affiliates and joint ventures          31,049         19,730
                                                                  ------------   ------------
  Property, plant, equipment, mineral rights and reserves:
     Land and mineral rights                                            17,428         12,761
     Depreciable assets                                                305,013        252,430
                                                                  ------------   ------------
                                                                       322,441        265,191
     Less: accumulated depreciation                                    181,669        165,127
                                                                  ------------   ------------
                                                                       140,772        100,064
                                                                  ------------   ------------
  Other assets:
     Goodwill                                                           40,341         20,644
     Intangible assets, net                                             25,816          3,009
     Deferred tax assets                                                 5,795          4,579
     Other assets                                                       15,124          9,294
                                                                  ------------   ------------
                                                                        87,076         37,526
                                                                  ------------   ------------
                                                                  $    510,581   $    368,529
                                                                  ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
     Accounts payable                                             $     26,107   $     24,722
     Accrued liabilities                                                52,276         38,547
                                                                  ------------   ------------
        Total current liabilities                                       78,383         63,269
                                                                  ------------   ------------
  Long-term debt                                                       112,448         34,838
                                                                  ------------   ------------
  Minority interests in subsidiaries                                       276            259
  Deferred compensation                                                  6,880          7,045
  Other liabilities                                                     16,245         14,262
                                                                  ------------   ------------
                                                                        23,401         21,566
                                                                  ------------   ------------
  Stockholders' equity:
     Common stock                                                          320            320
     Additional paid in capital                                         76,686         72,194
     Retained earnings                                                 219,690        184,125
     Accumulated other comprehensive income                             18,189          8,644
                                                                  ------------   ------------
                                                                       314,885        265,283
  Less:
     Treasury stock                                                     18,536         16,427
                                                                  ------------   ------------
                                                                       296,349        248,856
                                                                  ------------   ------------
                                                                  $    510,581   $    368,529
                                                                  ============   ============

* Condensed from audited financial statements.

                         AMCOL INTERNATIONAL CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                 (In thousands)

                                                                                TWELVE MONTHS ENDED
                                                                                   DECEMBER 31,
                                                                           -----------------------------
                                                                               2006             2005
                                                                           -------------   -------------
Cash flow from operating activities:
  Net income                                                               $      50,248   $      41,045
  Adjustments to reconcile net income to net cash:
  provided by (used in) operating activities:
     Gain on disposal of discontinued operations                                    (585)         (4,755)
     Depreciation, depletion, and amortization                                    20,483          19,558
     Asset impairment charge                                                         950               -
     Changes in assets and liabilities, net of effects of acquisitions:
        Decrease (Increase) in current assets                                    (32,887)        (17,824)
        Decrease (Increase) in noncurrent assets                                  (2,758)         (2,362)
        Increase (decrease) in current liabilities                                13,565           1,769
        Increase (decrease) in noncurrent liabilities                              3,076           2,934
        Other                                                                     (5,308)         (4,075)
                                                                           -------------   -------------
           Net cash provided by (used in) operating activities                    46,784          36,290
                                                                           -------------   -------------
Cash flow from investing activities:
  Acquisition of land, mineral rights, and depreciable assets                    (42,099)        (28,626)
  Acquisitions, net of cash                                                      (63,248)         (2,118)
  Investments in and advances to affiliates and joint ventures                    (5,645)           (901)
  Net tax refunds from the sale of discontinued operations                           585           4,755
  Investments in restricted cash                                                  (3,706)             -
  Other                                                                            3,224           4,568
                                                                           -------------   -------------
           Net cash provided by (used in) investing activities                  (110,889)        (22,322)
                                                                           -------------   -------------
Cash flow from financing activities:
  Net change in outstanding debt                                                  75,476              21
  Proceeds from sales of treasury stock                                            2,481           1,397
  Purchases of treasury stock                                                     (5,554)         (1,965)
  Dividends paid                                                                 (14,678)        (11,286)
  Excess tax benefits from stock-based compensation                                1,955               -
                                                                           -------------   -------------
           Net cash provided by (used in) financing activities                    59,680         (11,833)
                                                                           -------------   -------------
Effect of foreign currency rate changes on cash                                    6,233          (3,732)
                                                                           -------------   -------------
Net increase (decrease) in cash and cash equivalents                               1,808          (1,597)
                                                                           -------------   -------------
Cash and cash equivalents at beginning of period                                  15,997          17,594
                                                                           -------------   -------------
Cash and cash equivalents at end of period                                 $      17,805   $      15,997
                                                                           =============   =============

                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)

                                                            THREE MONTHS ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
MINERALS                                  2006                           2005                       2006 VS 2005
----------------------------   ---------------------------    ---------------------------    ---------------------------
                                                                (Dollars in Thousands)
Net sales                      $     79,288          100.0%   $     73,043          100.0%   $      6,245            8.5%
Cost of sales                        63,912           80.6%         59,573           81.6%          4,339            7.3%
                               ------------   ------------    ------------   ------------    ------------
  Gross profit                       15,376           19.4%         13,470           18.4%          1,906           14.1%
General, selling and
 administrative expenses              6,890            8.7%          5,227            7.2%          1,663           31.8%
                               ------------   ------------    ------------   ------------    ------------
  Operating profit                    8,486           10.7%          8,243           11.2%            243            2.9%
                               ============   ============    ============   ============    ============

                                                            THREE MONTHS ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
ENVIRONMENTAL                             2006                           2005                       2006 VS 2005
----------------------------   ---------------------------    ---------------------------    ---------------------------
                                                                (Dollars in Thousands)
Net sales                      $     51,132          100.0%   $     42,639          100.0%   $      8,493           19.9%
Cost of sales                        33,480           65.5%         27,684           64.9%          5,796           20.9%
                               ------------   ------------    ------------   ------------    ------------
  Gross profit                       17,652           34.5%         14,955           35.1%          2,697           18.0%
General, selling and
 administrative expenses             12,067           23.6%         10,548           24.7%          1,519           14.4%
                               ------------   ------------    ------------   ------------    ------------
  Operating profit                    5,585           10.9%          4,407           10.4%          1,178           26.7%
                               ============   ============    ============   ============    ============

                                                            THREE MONTHS ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
OILFIELD SERVICES                         2006                           2005                       2006 VS 2005
----------------------------   ---------------------------    ---------------------------    ---------------------------
                                                                (Dollars in Thousands)
Net sales                      $     18,658          100.0%   $     10,992          100.0%   $      7,666           69.7%
Cost of sales                        11,375           61.0%          7,209           65.6%          4,166           57.8%
                               ------------   ------------    ------------   ------------    ------------
  Gross profit                        7,283           39.0%          3,783           34.4%          3,500           92.5%
General, selling and
 administrative expenses              3,568           19.1%          2,284           20.8%          1,284           56.2%
                               ------------   ------------    ------------   ------------    ------------
  Operating profit                    3,715           19.9%          1,499           13.6%          2,216          147.8%
                               ============   ============    ============   ============    ============

                                                            THREE MONTHS ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
TRANSPORTATION                            2006                           2005                       2006 VS 2005
----------------------------   ---------------------------    ---------------------------    ---------------------------
                                                                (Dollars in Thousands)
Net sales                      $     11,609          100.0%   $     12,904          100.0%   $     (1,295)         -10.0%
Cost of sales                        10,096           87.0%         11,434           88.6%         (1,338)         -11.7%
                               ------------   ------------    ------------   ------------    ------------
  Gross profit                        1,513           13.0%          1,470           11.4%             43            2.9%

General, selling and
 administrative expenses                831            7.2%            797            6.2%             34            4.3%
                               ------------   ------------    ------------   ------------    ------------
  Operating profit                      682            5.8%            673            5.2%              9            1.3%
                               ============   ============    ============   ============    ============

                                            THREE MONTHS ENDED DECEMBER 31,
                               --------------------------------------------------------
CORPORATE                          2006           2005              2006 VS 2005
----------------------------   ------------   ------------   --------------------------
                                                (Dollars in Thousands)
Intersegment shipping sales    $     (4,768)  $     (4,976)
Intersegment shipping costs          (4,768)        (4,976)
                               ------------   ------------
  Gross profit                            -              -
Corporate general, selling
 and administrative expenses          3,916          4,371           (455)        -10.4%
Nanocomposite business
 development expenses                   447          1,030           (583)        -56.6%
                               ------------   ------------   ------------
Operating loss                        4,363          5,401         (1,038)        -19.2%
                               ============   ============   ============

                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)

                                                            TWELVE MONTHS ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
MINERALS                                  2006                           2005                       2006 VS 2005
----------------------------   ---------------------------    ---------------------------    ---------------------------
                                                                (Dollars in Thousands)
Net sales                      $    316,751          100.0%   $    295,686          100.0%   $     21,065            7.1%
Cost of sales                       255,064           80.5%        236,916           80.1%         18,148            7.7%
                               ------------   ------------    ------------   ------------    ------------
  Gross profit                       61,687           19.5%         58,770           19.9%          2,917            5.0%
General, selling and
 administrative expenses             24,983            7.9%         22,268            7.5%          2,715           12.2%
                               ------------   ------------    ------------   ------------    ------------
Operating profit                     36,704           11.6%         36,502           12.4%            202            0.6%
                               ============   ============    ============   ============    ============

                                                            TWELVE MONTHS ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
ENVIRONMENTAL                             2006                           2005                       2006 VS 2005
----------------------------   ---------------------------    ---------------------------    ---------------------------
                                                                (Dollars in Thousands)
Net sales                      $    203,128          100.0%   $    171,144          100.0%   $     31,984           18.7%
Cost of sales                       133,414           65.7%        110,815           64.7%         22,599           20.4%
                               ------------   ------------    ------------   ------------    ------------
  Gross profit                       69,714           34.3%         60,329           35.3%          9,385           15.6%
General, selling and
 administrative expenses             42,963           21.2%         36,978           21.6%          5,985           16.2%
                               ------------   ------------    ------------   ------------    ------------
Operating profit                     26,751           13.1%         23,351           13.7%          3,400           14.6%
                               ============   ============    ============   ============    ============

                                                            TWELVE MONTHS ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
OILFIELD SERVICES                         2006                           2005                       2006 VS 2005
----------------------------   ---------------------------    ---------------------------    ---------------------------
                                                                (Dollars in Thousands)
Net sales                      $     61,928          100.0%   $     39,702          100.0%   $     22,226           56.0%
Cost of sales                        39,933           64.5%         26,711           67.3%         13,222           49.5%
                               ------------   ------------    ------------   ------------    ------------
  Gross profit                       21,995           35.5%         12,991           32.7%          9,004           69.3%
General, selling and
 administrative expenses             10,934           17.7%          7,674           19.3%          3,260           42.5%
                               ------------   ------------    ------------   ------------    ------------
Operating profit                     11,061           17.8%          5,317           13.4%          5,744          108.0%
                               ============   ============    ============   ============    ============

                                                            THREE MONTHS ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
TRANSPORTATION                            2006                           2005                       2006 VS 2005
----------------------------   ---------------------------    ---------------------------    ---------------------------
                                                                (Dollars in Thousands)
Net sales                      $     50,228          100.0%   $     49,708          100.0%   $        520            1.0%
Cost of sales                        44,158           87.9%         43,775           88.1%            383            0.9%
                               ------------   ------------    ------------   ------------    ------------
  Gross profit                        6,070           12.1%          5,933           11.9%            137            2.3%
General, selling and
 administrative expenses              3,198            6.4%          3,216            6.5%            (18)          -0.6%
                               ------------   ------------    ------------   ------------    ------------
Operating profit                      2,872            5.7%          2,717            5.4%            155            5.7%
                               ============   ============    ============   ============    ============

                                            TWELVE MONTHS ENDED DECEMBER 31,
                               ---------------------------------------------------------
CORPORATE                          2006           2005              2006 VS 2005
----------------------------   ------------   ------------   ---------------------------
                                                (Dollars in Thousands)
Intersegment shipping sales    $    (20,479)  $    (20,316)
Intersegment shipping costs         (20,479)       (20,316)
                               ------------   ------------
  Gross profit                            -              -
Corporate general, selling
 and administrative expenses         17,507         17,190            317            1.8%
Nanocomposite business
 development expenses                 2,493          3,621         (1,128)         -31.2%
                               ------------   ------------   ------------
Operating loss                       20,000         20,811           (811)          -3.9%
                               ============   ============   ============